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EXHIBIT J

CONSENT OF KPMG LLP





                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Kirr, Marbach Partners Value Fund:



We consent to the use of our report incorporated herein by reference and the reference to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.



                                             /s/ KPMG LLP

Chicago, Illinois
January 30, 2002